File No. 333-202366

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOMINION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

(Address of registrant’s principal executive offices, including zip code)

Dominion Salaried Savings Plan

Dominion Hourly Savings Plan

Dominion Questar Corporation 401(k) Retirement Income Plan

(Full title of the plans)

CARLOS M. BROWN, VICE PRESIDENT AND GENERAL COUNSEL

DOMINION RESOURCES, INC.

120 TREDEGAR STREET RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

CARTER M. REID

DOMINION RESOURCES, INC.

120 TREDEGAR STREET

RICHMOND, VIRGINIA 23219

ADDITION OF PLAN

In its Registration Statement on Form S-8 (File No. 333-202366), Dominion Resources, Inc. (the Company) registered 8,000,000 shares of its common stock, no par value, for issuance to participants in the Dominion Salaried Savings Plan and the Dominion Hourly Savings Plan. Dominion Questar Corporation, a subsidiary of the Company, sponsors the Dominion Questar Corporation 401(k) Retirement Income Plan. Effective March 15, 2017, the Registration Statement is amended to add the Dominion Questar Corporation 401(k) Retirement Income Plan to the Registration Statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement is also amended to cover an indeterminate amount of interests to be offered or sold pursuant to the Dominion Questar Corporation 401(k) Retirement Income Plan. No additional shares of Company common stock are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 15, 2017.

DOMINION RESOURCES, INC.

By:	/s/ CARTER M. REID
Carter M. Reid Senior Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on March 15, 2017.

Signature	Title

/S/ THOMAS F. FARRELL II*	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
Thomas F. Farrell II

/S/ WILLIAM P. BARR*	Director
William P. Barr

/S/ HELEN E. DRAGAS*	Director
Helen E. Dragas

/S/ JAMES O. ELLIS, JR.*	Director
James O. Ellis, Jr.

/S/ JOHN W. HARRIS*	Director
John W. Harris

/S/ MARK J. KINGTON*	Director
Mark J. Kington

/S/ PAMELA J. ROYAL*	Director
Pamela J. Royal

/S/ ROBERT H. SPILMAN, JR.*	Director
Robert H. Spilman, Jr.

Signature	Title

/S/ MICHAEL E. SZYMANCZYK*	Director
Michael E. Szymanczyk

/S/ DAVID A. WOLLARD*	Director
David A. Wollard

/S/ MARK F. MCGETTRICK*	Executive Vice President and Chief Financial Officer
Mark F. McGettrick	(Principal Financial Officer)

/S/ MICHELE L. CARDIFF*	Vice President, Controller and Chief Accounting Officer
Michele L. Cardiff	(Principal Accounting Officer)

*By:	/S/ KAREN W. DOGGETT
Karen W. Doggett Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the Chair of the Administrative Benefits Committee for the Dominion Salaried Savings Plan, the Dominion Hourly Savings Plan and the Dominion Questar Corporation 401(k) Retirement Income Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 15, 2017.

Dominion Salaried Savings Plan Dominion Hourly Savings Plan Dominion Questar Corporation 401(k) Retirement Income Plan

By:	/s/ CARTER M. REID
Carter M. Reid
Chair, Administrative Benefits Committee